                                                                   EXHIBIT 10.10


                SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

       THIS AGREEMENT made as of the 28th day of May, 1996, by and between COMMAND SYSTEMS INCORPORATED, a Connecticut corporation having its chief executive office at Park View Corporate Center, 76 Batterson Park Road, Farmington, Connecticut 06702 ("Debtor") and PEOPLE'S BANK, a Connecticut banking corporation having an office at 850 Main Street, Bridgeport, Connecticut 06604-4913 ("Secured Party").

                                  WITNESSETH:

       WHEREAS, Debtor and Secured Party are parties to a Loan And Security Agreement dated November 30, 1993 (the "Loan Agreement") pursuant to which Secured Party provided Debtor with a term loan in the amount of Five Hundred Twenty Thousand and 00/100 Dollars ($520,000.00) (the "Term Loan") evidenced by a Term Loan Promissory Note dated November 30, 1993, a revolver/term loan in the amount of Eighty Thousand and 00/100 Dollars ($80,000.00)(the "Revolver/Term Loan") evidenced by a Revolver/Term Loan Promissory Note dated November 30, 1993 and Secured Party also agreed, from time to time, in its sole discretion, to extend commercial revolving loans in the maximum aggregate principal amount of up to Two Hundred Thousand and 00/100 Dollars ($200,000.00) to Debtor (the "Line of Credit Loans") evidenced by a Line of Credit Promissory Note dated November 30, 1993; and

       WHEREAS, on December 21, 1994, Secured Party and Debtor modified the terms of the Loan Agreement to provide for Line of Credit Loans in an amount not to exceed One Million and 00/100 Dollars ($1,000,000.00) with a committed term of April 15, 1996, and to eliminate the Term Loan and the Revolver/Term Loan.

       WHEREAS, Command acknowledges and agrees that it has requested that People's again modify the terms of the Loan Agreement to increase the availability for Line of Credit Loans to an amount not to exceed Two Million Five Hundred Thousand ($2,500,000.00) with a committed term of May 15, 1997.

       NOW, THEREFORE, in consideration of the foregoing and in further consideration of the mutual covenants herein contained, the parties hereto agree as follows:

       1.  The Loan Agreement is hereby amended as follows:

           (a) Paragraph 5 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu therefore:

                 "5.   AMOUNT AND TERMS OF THE LINE OF CREDIT LOANS.
                       ---------------------------------------------
           Pursuant to the terms of this Agreement and upon the satisfaction of the conditions precedent referred to in Paragraph 14 hereof, Secured Party may, in the exercise of its sole discretion, make Line of Credit Loans to Debtor upon its request, which in the aggregate do not exceed the lesser of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) or sixty-five percent (65%) (or such greater or lesser percentage as Secured Party may, from time to time, determine) of Qualified Accounts less the full amount of any and all letter of credit commitments issued by Secured Party to Debtor. The Line of Credit Loans and each of them shall be made on the following terms and conditions:

                   (a) The principal amount of the Line of Credit Loans, or such part thereof as may be from time to time outsanding, shall be evidenced by Debtor's Promissory Note, in the form of Exhibit 1-2 annexed hereto
                                                   -----------
       and made a part hereof (hereinafter referred to as the "Line of Credit Note"), with appropriate insertions of names, dates and amounts, which shall be guaranteed by Guarantor. The Line of Credit Note shall be in the maximum aggregate principal amount which Secured Party, from time to time, intends to lend to Debtor, notwithstanding availability of the Line of Credit Loans which might otherwise exist because of the amount of then Qualified Accounts. The Line of Credit Note shall be in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00). Nothing contained in this subparagraph (a) shall be deemed to prohibit Secured Party from lending in excess of the principal amount of the outstanding Line of Credit Note, to delimit the definition of "Obligations" contained herein or to consitutue a waiver, release or subordination by Secured Party of the security interest in the Collateral herein granted by Debtor to Secured Party as security for the Obligations.

                   (b) In the event Debtor desires a Line of Credit Loan it may request the same by delivering to Secured Party a request for advance, in the form of Exhibit J and a Borrowing Base Certificate in the form of
                   ---------
       Exhibit K, each annexed hereto and made a part hereof. The Line of Credit
       ---------
       Loans shall be made by Secured Party depositing the proceeds thereof in Debtor's demand deposit account maintained by it with Secured Party;

                   (c) The aggregate principal amount of the Line of Credit Loans from time to time outstanding shall bear interest at a rate per annum equal equal to one-half of one(.50) percentage point above the Prime Rate which at the date hereof is eight and one quarter percent (8.25%), so that the initial rate of interest payable hereunder shall be eight and three quarters percent (8.75%); provided however, that the rate of interest charged hereunder shall never exceed the maximum amount, if any, allowable by law. In the event the Prime Rate is either increased or decreased, the rate of interest on the Line of Credit Loans then outstanding shall be adjusted on the day the Prime Rate is so changes so as to reflect such increase or decrease in the Prime Rate. Interest shall be payale monthly on the fifteenth day of each month and shall be charged on the daily principal balance of the Line of Credit Loans from time to time outstanding on the basis of a three hundred sixty (360) day year, and the outstanding principal amount owed on the Line of Credit Loans, together with all interest accrued thereon, shall be due and payable in full on May 15, 1997 unless the Line of Credit is extended pursuant to subparagraph (e) herein. Debtor hereby authorizes Secured Party to debit Debtor's operating account with Secured Party for each monthly interest payment owed;

                   (d) The Line of Credit Loans made by Secured Party to Debtor pursuant to this Paragraph 5 shall be recorded in an account on the books of Secured Party bearing Debtor's name ("Debtor's Account"). There shall also be recorded in Debtor's account all payments made by Debtor on the Line of Credit Loans, proceeds of the Collateral received by Secured Party which are, in the exercise of Secured Party's sole discretion, applied by Secured Party to the Line of Credit Loans, interest and expenses and other appropriate debits and credits as heein provided. Secured Party shall from time to time render and send to Debtor a statement of Debtor's Account showing the outstanding aggregate principal balance of the Line of Credit Loans, together with interest and other appropriate debits and credits as of the date of the statement. The statement of Debtor's Account shall be considered correct in all respects and accepted by and be conclusively binding upon Debtor unless Debtor makes specific written objections thereto within fifteen (15) days after the statement of Debtor's Account is sent;

              (e) The provisions of this Paragraph 5 shall continue in effect until May 15, 1997, and from year to year thereafter, unless terminated as to future transactions by Secured Party giving not less than thirty (30) days written notice of termination prior to May 15, 1997 or prior to the end of any such one (1) year period to Debtor, provided, however, that Secured Party may also terminate the provisions of this Paragraph 5 at any time upon the happening of any Event of Default. No such termination shall (i) in any way affect or impair the security interest granted to Secured Party hereunder or any other rights of Secured party hereunder or under any other agreements, instruments or documents required to be executed and delivered to Secured Party pursuant to the terms of this Agreement, arising prior to any such termination or by reason thereof, (ii) relieve Debtor of any obligation to Secured Party under the Agreement, any such other agreement, instrument or document, or otherwise, until all the Obligations are fully paid and performed, or
       (iii) affect any right or remedy of Secured Party hereunder or under any such other agreement, instrument or document."

       (b) Paragraph 7(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu therefore:

              "(a) Maintain (i) a Tangible New Worth of $1,404,000 as of December 31, 1996 which amount shall increase by $600,000 as of the end of Debtor's fiscal years; (ii) a Current Ratio of no less than 1.25 to 1.00; and (iii) a Debt Service Coverage Ratio of 2.00 to 1.00; (iv) a ratio of Maximum Total Liabilities to Tangible Net Worth of 2.00 to 1.00; and (v) Debtor's Capital Expenditures are not to exceed $300,000, and Debtor may make Capital Expenditures of up to $300,000 only so long as Debtor is in compliance with the Debt Service Coverage Ratio.

              Tangible Net Worth shall mean total stockholder's equity less any intangible assets, which Tangible Net Worth covenant shall be tested annually based on the Debtor's fiscal year-end financial statements. Current Ratio shall mean current assets divided by current liabilities, which Current Ratio covenant shall be tested quarterly based on Debtor's quarterly and fiscal year-end financial statements. Debt Service Coverage shall mean Debtor's net profits after taxes plus depreciation and interest expenses minus internally funded capital expenditures (not to exceed $300,000 for 1996) divided by current maturities of long term debt plus capital lease expenses and interest payments, which Debt Service Coverage covenant shall be tested annually based on Debtor's fiscal year-end financial statements. Maximum Total Liabilities to Tangible New Worth shall mean Debtor's total liabilities divided by the sum of the total of Debtor's stockholders equity less any intangible assets plus subordinated debt, which Total Liabilities to Tangible New Worth covenant will be tested quarterly based on Debtor's quarterly and fiscal year-end financial statements. Capital Expenditures shall mean total capital purchases of property, equipment and leasehold improvements. Unless otherwise stated above compliance with each of the above referenced: financial covenants shall be determined by generally accepted accounting principals consistently applied from year to year."

       (c) Subparagraph (e) of Paragraph 7 is hereby amended to reflect that Debtor's annual financial statements shall be delivered to Secured Party one hundred and twenty (120) days after the close of Debtor's fiscal year-end, and that the requirement for monthly financial statements has been changed to a quarterly requirement forty five (45) days after the close of Debtor's fiscal quarter. All other terms and conditions of subparagraph (e) of Paragraph 7 remain unchanged.

       2. Debtor represents and warrants to Secured Party that all of the representations and warranties Debtor has set forth in the Loan Agreement, as amended hereby, are true and correct and are hereby amended and restated.

       3. Except as modified herein, all other terms, provisions, and conditions of the Loan Agreement remain unmodified and are in full force and effect.

       4. DEBTOR ACKNOWLEDGES THAT THE TRANSACTIONS DESCRIBED HEREIN ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGEMENT REMEDY WHICH SECURED PARTY MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THE NOTE, AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATIONS.

       5. DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR ENFORCEMENT OF ANY SECURED PARTY'S RIGHTS AND REMEDIES. DEBTOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

       IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement this 28th day of May, 1996.

Signed, Sealed and
Delivered in the
Presence of:                                COMMAND SYSTEMS INCORPORATED



--------------------------                  By: /s/ Edward G. Caputo
                                                -------------------------
                                                Edward G. Caputo
--------------------------                      Its President


                                            PEOPLE'S BANK


                                            By: /s/ Domenic A. Cessario
                                                ---------------------------
                                                Domenic A. Cessario
                                                Its Commercial Loan Officer
--------------------------


--------------------------

STATE OF CONNECTICUT          )
                              )ss. Hartford
COUNTY OF HARTFORD            )

     On this 28th day of May, 1996, personally appeared Edward G. Caputo, as President of COMMAND SYSTEMS INCORPORATED, signer and sealer of the foregoing instrument, and acknowledges the same to be her free act and deed and the free act and deed of said corporation, before me.



                                        /s/
                                        ----------------------------------
                                        Commissioner of the Superior Court




STATE OF CONNECTICUT          )
                              )ss. Hartford
COUNTY OF HARTFORD            )

     On this 28th day of May, 1996, personally appeared Domenic A. Cessario as Commercial Loan Officer of PEOPLE'S BANK, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said banking corporation, before me.



                                        /s/
                                        ----------------------------------
                                        Commissioner of the Superior Court

          SECOND AMENDED AND RESTATED LINE OF CREDIT PROMISSORY NOTE

$2,500,000.00                 Hartford, Connecticut                 May 28, 1996

--------------------------------------------------------------------------------

       WHEREAS, COMMAND SYSTEMS INCORPORATED, a Connecticut corporation ("Maker"), executed a Line of Credit Promissory Note dated November 30, 1993 in the maximum aggregate principal amount of up to Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the "Note") pursuant to the terms and conditions of a Loan and Security Agreement also dated November 30, 1993 between Maker and People's Bank ("Holder") (as amended from time to time, the "Loan and Security Agreement"); and

       WHEREAS, Maker executed and delivered an Amended and Restated Line of Credit Promissory Note dated December 21, 1994 (the "Amended and Restated Note") in the maximum aggregate principal amount of $1,000,000;

       WHEREAS, Maker has requested that Holder modify certain terms and conditions of the Loan and Security Agreement, including, but not limited to, increasing the availability of Line of Credit Loans under the Loan and Security Agreement; and

       WHEREAS, Holder has agreed to so modify the Loan and Security Agreement on the condition, among other things, that Maker execute and deliver to Holder this Second Amended and Restated Line of Credit Promissory Note.

       NOW, THEREFORE, the Line of Credit Promissory Note dated November 30, 1993 and the Amended and Restated Line of Credit Promissory Note dated December 21, 1994 each from Maker to Holder is hereby amended and restated in its entirety as follows:

       FOR VALUE RECEIVED, MAKER promises to pay to the order of Holder at its chief executive office at 850 Main Street, Bridgeport, Connecticut 06604-4913, or at such other place as may be designated in writing from time to time by Holder, the maximum aggregate principal sum of up to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), together with interest accruing on the unpaid balance of this Note, at a floating rate per annum equal to one-half of one, (.50) percentage point above the Prime Rate from time to time charged by Holder, its successors or assigns, adjusted as set forth herein. The Prime Rate referred to herein is the index Holder uses to set interest rates on certain types of loans, is not necessarily the lowest rate Holder charges its customers and is increased or decreased in response to changes in money market conditions. The Prime Rate at the date hereof is eight and a quarter percent (8.25%), so that the initial rate of interest charged hereunder shall be eight and three quarters percent (8.75%). In the event that the Prime Rate is increased or decreased, the interest rate hereunder shall be adjusted accordingly on the day of said increase or decrease. Interest shall be charged on the principal balance from time to time outstanding on the basis of the actual number of days elapsed computed on the basis of a three hundred sixty (360) day year. Upon the occurrence of an Event of Default under the Loan Agreement (as hereinafter defined), all sums outstanding hereunder shall bear interest at a rate which is two (2) percentage points above the otherwise applicable rate hereunder.

       Interest only shall be due and payable, in arrears, on the fifteenth day of each and every month commencing June 15, 1996. The principal amount of this Note shall be advanced pursuant to Requests for Advances and Borrowing Base Certificates submitted by Maker pursuant to the Loan and Security Agreement, and this Note is subject in all respects to the terms and conditions of the Loan and Security Agreement. The outstanding principal amount owed hereunder, together with all interest accrued thereon, shall be due and payable in full on May 15, 1997. Advances and payments on this Note may be evidenced


                                                                     EXHIBIT I-2
by an internal ledge account of Holder which shall set forth, among other things, the principal amount of any advances and payments therefor. Maker hereby authorizes Holder to debit Maker's operating account for each monthly payment of principal and interest owed.

       Maker further promises to pay, on demand, in addition to said principal sum and interest, all taxes assessed upon this Note or on any collateral securing the same, all taxes, assessments and insurance premiums upon all property securing the payment of this Note, and all reasonable costs and expenses, including, without limitation, attorney's fees, incurred in the collection of this Note or in foreclosing any security interest securing the same or in sustaining the lien of any such security interest.

       In the event any installment of interest owed hereunder is paid more than ten (10) days after its due date, without in any way affecting Holder's right, if any, to accelerate this Note, a late charge equal to five percent (5%) of the late installment shall be assessed against Maker.

       Notwithstanding any provisions of this Note, it is the understanding and agreement of Maker and Holder that the rate of interest to be paid by Maker to Holder shall not exceed the highest or maximum rate of interest permissible to be charged by a lender such as Holder to a commercial borrower such as Maker under the laws of the State of Connecticut. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

       Maker hereby grants to Holder or any holder hereof a lien and right of set-off for all of Maker's liabilities hereunder, upon and against all of Maker's deposits, credits and other property now or hereafter in the possession or control of Holder or any holder or in transit to it.

       MAKER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF HOLDER'S RIGHTS AND REMEDIES. MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

       MAKER AND EACH AND ALL ENDORSERS, GUARANTORS, AND SURETIES OF THIS NOTE ACKNOWLEDGE THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE, and further, waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations, and all endorsers, guarantors and sureties agree that the time for payment of this Note may be extended at Holder's sole discretion, without impairing their liability thereon, and further consent to the release of all or any part of the security for the payment hereof, at the discretion of Holder, or the release of any party liable for this obligation without affecting the liability of the other parties hereto.

       This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                     COMMAND SYSTEMS INCORPORATED


                                     By: /s/
                                        -------------------------
                                         Edward G. Caputo
                                         Its President